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                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITOR


To the Board of Directors and Stockholders of The Internet Advisory Corporation

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The Internet Advisory Corporation our report dated March 8, 2001 relating to the financial statements of The Internet Advisory Corporation appearing in the Annual Report on Form 10-KSB of The Internet Advisory Corporation as of December 31, 2000 and for the year then ended December 31, 2000.

/s/ RADIN GLASS & CO., LLP
----------------------------

Radin Glass & Co., LLP
Certified Public Accountants


New York, New York
April 9, 2002


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